THIS AGREEMENT is made and dated for reference March 17, 2006

BETWEEN:

BLACK DIAMOND COAL PROSPECTING SYNDICATE, of 1408

Seventh Avenue, New Westminster, British Columbia, V3M 2K3;

(the "Optionor")

AND:

JET GOLD CORP., a British Columbia Company, of #1102 — 475

Howe Street, Vancouver, British Columbia, V6C 2B3;

(the "Optionee")

WHEREAS:

A.

The Optionor is the recorded and beneficial owner of three coal licence applications covering lands located near Terrace, British Columbia, in the Skeena Mining Division, known as the Naskeena Group, more particularly described in Schedule "A" attached hereto and forming part of this Agreement (the "Property");

B.

The Optionor has agreed to grant to the Optionee an exclusive option to purchase a one hundred(100%) per cent interest in the Property (subject to the reservation of a royalty to the Optionor, as set forth in paragraph 4 herein) and the Optionee is desirous of obtaining an option to purchase the said interest upon and subject to the terms and conditions herein contained;

NOW THEREFORE in consideration of the premises and of the mutual covenants, conditions and provisos herein contained, the parties hereto agree as follows:

WORKING OPTION

1.

The Optionee and its employees and agents and any person duly authorized by the Optionee shall have the sole and exclusive right and option subject to the provisions of paragraph 10(b) to:

(a)

Enter upon the Property;

(b)

Have exclusive and quiet possession thereof,

(c)

Do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionee in its sole discretion may consider advisable;

(d)

Bring upon and erect upon the Property such mining or other facilities as the Optionee may consider advisable;

(e)

Remove from the Property reasonable quantities of coal or other products derived therefrom, for the purpose of obtaining assays or making other tests.

The right and option given and granted under this paragraph 1 is hereinafter called the "Working Option".

OPTION PAYMENTS AND COMMITMENTS

2.

In order to maintain the Working Option in good standing and to earn the interest in the Property hereinafter provided for, the Optionee shall make cash payments to the Optionor in the amount of Fifty-five Thousand ($55,000.00) Dollars, undertake a work commitment on the Property in the amount of Six Hundred Thousand ($600,000.00) Dollars and issue two million (2,000,000) shares to the Optionor as follows:

(a)

Cash Payments

The Optionee shall make cash payments to the Optionor in the amount of Fifty-five Thousand ($55,000.00) Dollars in accordance with the following schedule:

(i)

Twenty Thousand ($20,000.00) Dollars upon conversion of the licence applications to formal Coal Licences;

(ii)

Thirty-five Thousand ($35,000.00) Dollars upon approval of this Option Agreement by the TSX Venture Exchange (the "Exchange");

(b)

Work Commitment

The Optionee shall incur Six Hundred Thousand ($600,000.00) Dollars of exploration expenditures on the Property in accordance with the following schedule:

(i)

One Hundred Thousand ($100,000.00) Dollars on or before March 31,
2007;

(ii)

Two Hundred Thousand ($200,000.00) Dollars or before March 31, 2008; and

(iii)

Three Hundred Thousand ($300,000.00) Dollars on or before March 31, 2009.

(c)

Share Issuances

The Optionee shall issue to the Optionor two million (2,000,000) shares in accordance with the following schedule:

(i)

Four hundred thousand (400,000) shares on the date that this Option
Agreement is accepted for filing by the Exchange (the "Approval Date");

(ii)

Four hundred thousand (400,000) shares on the first anniversary of the Approval Date, PROVIDED THAT the Optionee has completed the expenditure requirement provided for in paragraph 2(b)(i) hereof and PROVIDED FURTHER THAT the Optionee has completed and filed a 43101 compliant Technical Report on the Property;

(iii)

Five hundred thousand (500,000) shares on completion by the Optionee of a feasibility report recommending that the Property be brought into commercial production; and

(iv)

Seven hundred thousand (700,000) shares upon placing the Property into commercial production. For the purposes of this Agreement, "commercial production" means the last day of the first period of thirty (30) consecutive days during which coal has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues.

In the event that the Optionee expends, in any of the above periods, less than the specified sum, it may pay to the Optionor, in cash, the difference between the amount actually expended and the amount required to be expended before the expiry of that period in full satisfaction of the exploration expenditures specified. In the event that the Optionee expends, in any period, more than the specified sum, the excess shall be carried forward and applied to the exploration expenditures to be made in the succeeding periods.

For the purpose of this Option Agreement, "exploration expenditures" means all expenses paid for or incurred by the Optionee with respect to the exploration and development of the Property including, without limiting the generality of the foregoing:

(i)

expenses paid for or incurred in connection with any program of surface or underground prospecting, exploring, geological, geophysical and geochemical surveying, diamond drilling and drifting, raising and other underground work, assaying and metallurgical testing, conducting feasibility studies, environmental studies, submissions to government agencies with respect to production permits and other expenses ordinarily incurred in prospecting, exploring or developing mining lands; equipping the Property for commercial production, including a provision for working capital; plus

(ii)

10% of the cost of non-contract work and 10% of the cost of contract work paid for or incurred by the Optionee with respect to all exploration expenditures to cover all office administration costs and head office supervision costs.

ACQUISITION OF INTEREST

3.

Upon the completion by the Optionee of the cash payments and work commitments set out in paragraph 2, the Optionee shall have earned a one hundred (100%) per cent interest in and to the Property, subject only to the royalty interests reserved to the Optionor pursuant to paragraph 4 hereof

ROYALTY INTEREST OF OPTIONOR

4.

The Optionor shall be entitled to receive and the Optionee shall pay to the Optionor a royalty equal to two (2%) per cent of the Gross Sales Revenues (as defined in Schedule "C") from the sale of coal or any other products produced from the Property.

ROYALTY PAYMENTS

5.

Royalties payable to the Optionor hereunder shall be paid quarterly within sixty (60) days following the end of each fiscal quarter of the Optionee during which the Property is in commercial production on a best estimates basis. The records relating to the calculation of royalty payments shall be audited annually at the end of each fiscal year of the Optionee and:

(a)

Any adjustments of payments to the Optionor shall be made forthwith;

(b)

A copy of the audited statements shall be delivered to the Optionor;

(c)

The Optionor shall have ninety (90) days after receipt of such statements to question their accuracy in writing and, failing such objection, the statements shall be deemed correct;

(d)

The Optionor or its auditor duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect such of the books and financial records of the Optionee as may be relevant to the determination of royalty payments hereunder and, at their own expense, to make copies thereof

(e)

The Optionee shall have the right, at any time, to purchase one-half (1/2) of the Royalty (i.e. one of the two royalty percentage points) by paying to the Optionor the sum of Five Hundred Thousand ($500,000.00) Dollars.

OPERATOR

6.

(a)

The Optionee is hereby appointed as the operator for the purpose of carrying out work and incurring exploration expenditures on the Property. All such work and expenditures shall be completed in accordance with a work program prepared by the Optionee.

(b)

The operator shall conduct, direct, supervise and control all exploration work on the Property, and without limiting the generality of the foregoing, the operator shall have the following specific rights, duties and obligations:

(i)

The operator shall prepare all work plans and budgets and any supplemental work plans and budgets representing significant changes or departures from previously approved work plans and budgets;

(ii)

The operator shall conduct all operations on the Property in a prudent and miner-like manner and in accordance with each approved work plan and budget;

(iii)

The operator shall be responsible for compliance with all applicable laws and regulations applicable to the completion of the work on the Property;

(iv)

The operator shall maintain all books and records concerning exploration work on the Property in accordance with standard accounting practices, and shall, within sixty (60) days of the completion of any option period referred to in this Agreement provide to the Optionor an accounting summary and progress report of work done on the Property;

(v)

The Optionor shall, at its expense, have access to and the right to inspect, copy and audit the operator's books, records and invoices pertaining to any matter of accounting relating to the Property; and

(vi)

The operator shall have the right to retain such professionals and technical consultants as the operator, in its discretion, determines are necessary to conduct exploration on the Property.

TERMINATION OF WORKING OPTION

 7.

(a)

This Agreement and the Working Option granted hereunder shall be terminable by the Optionor by notice in writing to the Optionee if the Optionee should be in default in performing any of its obligations hereunder and has failed to take reasonable steps to cure such default within sixty (60) days after giving of a notice of default by the Optionor.

(b)

Upon termination of this Agreement by the Optionor the provisions of paragraph 12 shall apply.

NO PRODUCTION OBLIGATION

8.

The Optionee shall be under no obligation whatever to place the Property into production.

TRANSFERS

 9.

(a)

Concurrently with the execution of this Agreement, the Optionor shall deliver to the Escrow Agent described in Schedule "B" duly executed transfers of a one hundred (100%) per cent interest in the Property, which the Optionee, upon earning its interest, shall be entitled to record at all such places of record as may be appropriate or desirable to effect the legal transfer of the one hundred (100%) per cent interest in the Property to the Optionee, PROVIDED THAT until the Optionee has acquired the interest of the Optionor in the Property pursuant to paragraph 3, the Escrow Agent shall hold the transfers of the Property subject to the terms of this Agreement;

(b)

Concurrently with the execution of this Agreement, the parties will execute and deliver to the Escrow Agent nominated by the Optionee and acceptable to the Optionor,

Escrow Instructions with respect to a transfer of the coal licenses comprising the Property, in the form attached as Schedule "B" hereto.

COVENANTS OF THE OPTIONEE

10.

During the currency of this Agreement, the Optionee shall:

(a)

Keep the Property in good standing by doing and filing of assessment work or by making payments in lieu thereof and by the doing of all other acts and things and making all other payments, including land taxes, which may be necessary in that regard;

(b)

Permit the Optionor, or its representative, duly authorized by it in writing, at its own risk and expense, access to the Property at all reasonable times and to all records prepared by the Optionee in connection with work done on or with respect to the Property, PROVIDED the Optionor shall not, without the prior written consent of the Optionee, such consent not to be unreasonably withheld, disclose any information obtained by it or communicated to it, to any third party except as may be required by regulatory bodies having jurisdiction;

(c)

Keep the Property clear of liens and other charges arising from its operations, and keep the Optionor indemnified in respect thereof,

(d)

Carry on all operations on the Property in a good and miner-like manner and in compliance with all applicable governmental regulations and restrictions including (without limitation) regulations relating to Worker's Compensation; and

(e)

Pay or cause to be paid any rates, taxes, duties, royalties, assessments or fees levied with respect to the Property or the Optionee's operations thereon.

COVENANTS OF TIE OPTIONOR

11.

The Optionor covenants with and represents and warrants to the Optionee that:

(a)

The Optionor is the legal and beneficial owner of the Property;

(b)

The coal licenses comprising the Property have been duly and validly issued and recorded in accordance with the applicable laws of the Province of British Columbia and are valid and subsisting coal licenses as of the date of execution and delivery of this Agreement;

(c)

The Property is in good standing, free and clear of all liens, charges and encumbrances;

(d)

The Optionor has the exclusive right and authority to enter into this Agreement and to dispose of the Property in accordance with the terms hereof; and that no other person, firm or corporation has any proprietary or other interest in the same.

TERMINATION PRIOR TO ACQUISITION OF PROPERTY

12.

If this Agreement is terminated, the Optionee shall:

(a)

Quit Claim all interest in the Property to the Optionor, and re-transfer to the Optionor at no cost to the Optionor all of the Optionee's right, title and interest in the Property, free and clear of all liens and encumbrances, and in good standing with respect to the performance of assessment work;

(b)

Deliver to the Optionor copies of all reports, maps, drill logs, assay results and any other relevant technical data, in written and electronic form, compiled by the Optionee with respect to the Property;

(c)

Remove from the Property within twelve (12) months from the effective date of termination all mining facilities erected, installed or brought upon the Property by or at the instance of the Optionee, and any mining or processing facilities remaining on the Property after the expiration of the said period shall, without compensation to the Optionee, become the property of the Optionor; and

(d)

Pay to the Optionor the full amount of any of the option payments set out in paragraph 2 that have accrued due prior to the date of termination and have not been paid.

ADDITIONAL TERMINATION

13.

In addition to any other termination provisions contained in this Agreement, the Optionee shall at any time have the right to terminate this Agreement without liability therefor by giving thirty (30) days written notice of such termination to the Optionor, and in the event of such termination this Agreement, save and except for the provisions of paragraph 12 hereof, and subject to the obligations of the Optionee arising from termination, shall be of no further force and effect.

FORCE MAJEURE

14.

If the Optionee is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Optionee, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay. The Optionee, insofar as is possible, shall promptly give written notice to the Optionor of the particulars of the reasons for any prevention or delay under this paragraph, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such cause ceases to subsist.

DEFAULT

15.

Notwithstanding anything in this Agreement to the contrary, if the Optionee should be in default in performing any requirements herein set forth (except for the requirement to make the option payments set out in paragraph 2 in a timely manner), the Optionor shall give written notice to the Optionee specifying the default, and the Optionee shall not lose any rights granted under this Agreement, unless, within sixty (60) days after the giving of a notice of default by the Optionor, the Optionee has failed to take reasonable steps to cure the default by the appropriate payment or performance, (the Optionee hereby agreeing that should it so commence to cure any defect it will prosecute the same to completion without undue delay); and if the Optionee fails to take reasonable steps to cure any such default, the Optionor shall be entitled thereafter to terminate this Agreement and the provisions of paragraph 12 shall then be applicable, and to seek any remedy it may have on account of such default.

NOTICE

16.

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or if mailed by registered mail in Canada (save and except during the period of any interruption in the normal postal service within Canada) or sent by facsimile transmission in the case of the Optionor addressed as follows:

BLACK DIAMOND COAL PROSPECTING SYNDICATE

1408 Seventh Avenue

New Westminster, B.C.

V3M 2K3

Attention: Mr. David Javorsky

FAX NO: 604-525-8403

and in the case of the Optionee addressed as follows:

JET GOLD CORP.

#1102 – 475 Howe Street

Vancouver, B.C.

V6C 2B3

Attention: The President

FAX NO: (604) 687-7848

OPTION ONLY

17.

This is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts, or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment. If this Agreement is terminated the Optionee shall not be bound thereafter in debt, damages or otherwise under this Agreement save and except as provided for in paragraph 12 and with respect to obligations arising from termination; and all payments theretofore paid by the Optionee shall be retained by the Optionor in consideration for entering into this Agreement and for the rights conferred on the Optionee thereby.

PAYMENTS

18.

Any payments to the Optionor which the Optionee may make under the terms of this Agreement shall be in Canadian funds and shall be deemed to have been well and sufficiently made in a timely manner if cheques drawn on a Canadian chartered bank, payable to the Optionor are mailed to the Optionor at the address stipulated for receiving notices hereunder by prepaid registered mail from a point in Canada on or before the date such payment is made.

FURTHER ASSURANCES

19.

The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

TIME OF ESSENCE

20.

Time shall be of the essence of this Agreement.

TITLES

21.

The titles to the respective paragraphs hereof shall not be deemed as part of this Agreement but shall be regarded as having been used for convenience only.

SUCCESSORS AND ASSIGNS

22.

This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

ARBITRATION

23.

If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under this Agreement (other than the payment of the option payments provided for in paragraph 2) or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

(a)

the party or parties sharing one side of the dispute shall name an arbitrator and give notice thereof to the party or parties sharing the other side of the dispute;

(b)

the party or parties sharing the other side of the dispute shall, within fourteen (14) days of receipt of the notice, name an arbitrator; and

(c)

the two arbitrators so named shall, within fifteen (15) days of the naming of the latter of them, select a third arbitrator.

The decision of the majority of these arbitrators shall be made within thirty (30) days after the selection of the latter of them. The expense of the arbitration shall be borne equally by the parties to the dispute. If the parties on either side of the dispute fail to name their arbitrator within the time limited or to proceed with the arbitration, the arbitrator named may decide the question. The arbitration shall be conducted in accordance with the provisions of the Arbitration Act of the Province of British Columbia, and the decision of the arbitrator or a majority of the arbitrators, as the case may be, shall be conclusive and binding upon all the parties.

GOVERNING LAW

24.

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

PRIOR AGREEMENTS

25.

This Agreement supersedes and replaces all prior agreements between the parties hereto with respect to the Property, which said prior agreements shall be deemed to be null and void upon the execution hereof.

CONFIDENTIALITY

25.

(a)

The parties agree that all information they may receive as a result of or in connection with the expenditures carried out under the provisions of this Agreement shall be the exclusive property of the parties, shall be classified as secret and treated as proprietary and shall not be shared or traded with others without the prior consent of the parties. Notwithstanding the foregoing, any party may at any time and without consent of the other, share all or any part of such information with:

(i)

an affiliate;

(ii)

governments or agencies thereof or other regulatory authorities having jurisdiction (including stock exchanges), in accordance with the requirements thereof,

(iii)

shareholders and the public in accordance with any timely disclosure or other reporting regulations or policies from time to time in force.

(b)

Each party agrees that it shall observe the restrictions contained in paragraph 26(a) not only while it shall be a party hereto, but also for a period of two (2) years thereafter.

(c)

All news releases or public announcements respecting any aspect of this Agreement or respecting the Property made by any party shall, where practicable, be first approved as to contents by the other party.

(d)

The Optionee agrees that it shall not use the name of the Optionor or the name of its affiliates in any press releases, annual information forms, prospectuses or other offering documents, advertising or promotional material, written or otherwise, at any time.

IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.

-Al-

SCHEDULE "A"
Referred to in the Option Agreement dated for Reference March 17, 2006 and made between Black Diamond Coal Prospecting Syndicate ("Optionor")

and
Jet Gold Corp. (the "Optionee")

COAL LICENCE APPLICATIONS

Parcel:	Map No:	Mining Division
A	103-i-096	Skeena
B	103-i-096	Skeena
C	103-i-096	Skeena

-B1-

SCHEDULE "B"
Referred to in the Option Agreement dated for Reference March 17, 2006 and made between Black Diamond Coal Prospecting Syndicate ("Optionor")

and
Jet Gold Corp. (the "Optionee")

ESCROW INSTRUCTIONS

TO:

Estey Agencies Ltd.

(the "Escrow Agent")

FROM:

Black Diamond Coal Prospecting Syndicate

("Black Diamond")

AND:

Jet Gold Corp.

("Jet Gold")

The undersigned, Black Diamond, hands you herewith duly executed assignments of mineral leases (the "Transfer Documents"), blank as to Transferee, of an undivided one hundred (100%) per cent interest in and to the Coal Licenses ("Property") therein described, to be held in escrow, upon the following irrevocable instructions:

1.

Unless and until you receive contrary instructions as set out below, you are to hold the Transfer Documents in escrow and you are not to deliver the same to either Black Diamond or Jet Gold, save as hereinafter provided.

2.

If you receive a letter from Black Diamond giving you instructions to deal with the Transfer Documents in any manner, you are to deliver a copy of such letter forthwith to Jet Gold. If within thirty (30) days after you have delivered such copy, you receive no contrary written instructions from Jet Gold, you are to carry out the instructions received from Black Diamond.

3.

If you receive a letter from Jet Gold giving you instructions to deal with the Transfer Documents, you are to deliver a copy of such letter forthwith to Black Diamond. If within thirty (30) days after you have delivered such copy, you receive no contrary written instructions from Black Diamond, you are to carry out the instructions received from Jet Gold.

4.

You are to send a copy of any letter which you receive pursuant to paragraphs 2 and 3 hereof to the party who is entitled to receive it at the address set forth in paragraph 16 of the Agreement or to such other address as the parties may hereinafter designate in writing to you.

5.

If you receive any contrary written instructions from the party or parties to whom a copy of a letter from the other party or other parties has been delivered, you will

- B2 -

continue to hold the Transfer Documents until any issue between the parties has been lawfully determined.

6.

Your normal charges as escrow holder hereunder are to be borne by Jet Gold.

The undersigned, Black Diamond and Jet Gold, severally agree to provide you with such additional documents, certificates, specimen signatures or other information as you may require from time to time to carry out properly your duties hereunder. Black Diamond and Jet Gold FURTHER COVENANT AND AGREE with you to save, defend and keep you harmless and indemnify you, your successors and assigns, fully from time to time and at all times hereunder against all loss, costs, charges, damages, and expense which you, your successors or assigns may, at any time or times hereafter, bear, sustain, suffer or be put to for or by reason of or on account of your acting as escrow agent in this matter, or in anything relating thereto; and DO FURTHER AGREE without restricting the generality of the indemnity hereinbefore set out, that in the event that proceedings should hereafter be taken in any Court respecting the matters referred to in these instructions, you shall not be obliged to defend any such action or take any proceedings in Court or enter any Appearance to such proceedings until you shall have been indemnified by good and sufficient security in addition to the agreement to indemnify you as herein contained.

EXECUTED BY

BLACK DIAMOND COAL

PROSPECTING SYNDICATE

in the presence of:

Authorized Signatory

EXECUTED BY

JET GOLD CORP.

in the presence of:

Authorized Signatory

THE COMMON SEAL OF ESTEY

AGENCIES LTD. was hereunto affixed in the

presence of:

- C 1 -

SCHEDULE "C"
Referred to in the Option Agreement dated for Reference March 17, 2006 and made between Black Diamond Coal Prospecting Syndicate ("Optionor")

and
Jet Gold Corp. (the "Optionee")

ROYALTY

Gross Sales Revenues means the aggregate of all receipts from the sale by the Optionee of coal or products derived therefrom less the Optionee's costs of insuring products during transit and all shipping costs for transporting coal or products derived therefrom to the delivery point for sale established by the Optionee.